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OILSANDS QUEST INC
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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 10/17/07
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:
AR/NPS
To view this material, have the 12-digit Control #’(s) available and visit: www.investorEconnect.com
If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy.
To facilitate timely delivery please make the request as instructed below on or before 10/10/07.
To request material: Internet: www.investorEconnect.com - Telephone: 1-800-579-1639 **Email: sendmaterial@investorEconnect.com
**If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

OILSANDS QUEST INC.

Vote In Person
Should you choose to vote these shares in person at the meeting you must request a copy of the material. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions.

The Annual Meeting for holders as of 8/17/07 is to be held on 10/17/07 at 3:00 P.M.
at:	The Metropolitan Conference Centre
Strand/Tivoli Room
333 - 4th Avenue S.W.
Calgary, Alberta, Canada T2P 0H9
For directions, please contact:
Investor Relations
Toll Free at 1-800-299-7823 or 403-232-6251
irinfo@hedlinlauder.com

Voting items
The Board of Directors recommends a vote FOR Proposal 1.

PROPOSAL ONE — ELECTION OF CLASS C DIRECTORS
1.	To elect the following two persons as Class C directors to hold office until the 2010 annual meeting of shareholders or until their successors have been elected and qualified:

1) Ronald Phillips 2) W. Scott Thompson